Annual Shareholders
Meeting Scheduled
for April 16

     Honeywell's annual meeting of shareholders will be held April 16 at the Minneapolis Convention Center at 2 p.m. Thirteen members of Honeywell's board of directors will stand for election at the meeting.

     Included are Michael Bonsignore and Larry Moore. Shareholders will vote on the election of directors, the selection of Deloitte and Touche as the company's auditors and approval of the Honeywell Non-Employee Directors Fee and Stock Unit Plan

     Notice of the annual meeting and proxy statements were mailed to shareholders beginning March 11. Employee shareholders are encouraged to vote their proxy cards and mail them promptly to Honeywell's transfer agent, Chemical Mellon Shareholder Services. If you are a shareholder and a participant in the Investment Plus Plan, Retirement Investment Plan or Retirement Savings Plan, you will receive a single proxy card, covering shares in the plans and shares of record, registered in the same name.

     To receive a proxy statement, send your name and mail station to: Proxy Request, MN12-5292. o KATHY CURRAN

- --------------------------------------------------------------------------------
Circulator
- --------------------------------------------------------------------------------